Exhibit 4.1
EXECUTION VERSION
SIXTH AMENDMENT TO THE
SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT
     This SIXTH AMENDMENT TO THE SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of May 27, 2008 (this “Amendment”) is made among World Financial Network National Bank (“WFN”), as Servicer, WFN Credit Company, LLC (“WFN Credit”), as Transferor, and The Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company) (“BNYTC”), as Trustee of World Financial Network Credit Card Master Trust (the “Issuer”), to the Second Amended and Restated Pooling and Servicing Agreement, dated as of August 1, 2001, among WFN, as Servicer, WFN Credit, as Transferor and BNY Midwest Trust Company, as Trustee (as amended by the Omnibus Amendment, dated as of March 31, 2003, the Second Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of May 19, 2004, the Third Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of March 30, 2005, the Fourth Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of June 13, 2007 and the Fifth Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of October 26, 2007, and as further amended from time to time, the “Pooling Agreement”). Capitalized terms used and not otherwise defined in this Amendment are used as defined in the Pooling Agreement.
     WHEREAS, the parties hereto desire to amend the Pooling Agreement as set forth below;
     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:
     SECTION 1. Amendment to the Pooling Agreement. Section 11.15(a) of the Pooling Agreement is deleted in its entirety and replaced with the following:
“(a) Trustee is a national banking association duly organized and existing under the laws of the United States;”
     SECTION 2. Conditions to Effectiveness. This Amendment shall become effective, as of the date hereof (the “Effective Date”), upon (i) receipt by each of the parties hereto of counterparts duly executed and delivered by each of the parties hereto and (ii) satisfaction of each of the conditions precedent described in Section 13.1(a) of the Pooling Agreement.
     SECTION 3. Effect of Amendment; Ratification. (a) On and after the Effective Date, this Amendment shall be a part of the Pooling Agreement and each reference in the Pooling Agreement to “this Agreement” or “hereof,” “hereunder” or words of like import, and each reference in any other Transaction Document to the Pooling Agreement shall mean and be a reference to the Pooling Agreement as amended hereby.
     (b) Except as expressly amended hereby, the Pooling Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

     SECTION 4. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
     SECTION 5. Section Headings. Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.
     SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.
     SECTION 7. Trustee Disclaimer. Trustee shall not be responsible for the validity or sufficiency of this amendment, nor for the recitals contained herein.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WORLD FINANCIAL NETWORK NATIONAL BANK, as Servicer

By:	/s/ Ronald C. Reed

Name: Ronald C. Reed
Title: Assistant Treasurer

WFN CREDIT COMPANY, LLC, as Transferor

By:	/s/ Daniel T. Groomes

Name: Daniel T. Groomes
Title: President

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/ David H. Hill

Name: David H. Hill
Title: Assistant Vice President